UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2026
 _____________________________
MiniMed Group, Inc
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Delaware	001-43183	33-3985981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18000 Devonshire St. , Northridge, CA 91325
(Address of principal executive offices) (Zip Code)
(763) 514-4000
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MMED	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition
On June 3, 2026, MiniMed Group, Inc., a Delaware corporation (the "Company"), issued a press release announcing its financial results and related information for its fourth quarter and full fiscal year 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety. The information furnished pursuant to this Item 2.02 and Item 7.01, including Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD
The information set forth under 2.02 is incorporated into this Item 7.01 by reference.
A slide presentation is being posted in advance of the earnings call discussed in the press release to the Investor Relations section of the Company's website, accessible at investors.minimed.com.

Item 9.01	Financial Statements and Exhibits
(d) List of Exhibits

Exhibit Number	Description

99.1	Fourth quarter and fiscal year 2026 earnings press release of MiniMed Group, Inc, dated June 3, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MiniMed Group, Inc

	By	/s/ Chad Spooner
Date: June 3, 2026		Chad Spooner
Executive Vice President and Chief Financial Officer (Principal Financial Officer)